L. L. Bradford & Company, LLC
3441 South Eastern Avenue,
Las Vegas, Nevada 89169
Phone: 702.734.5030
Fax: 702.735.4854

January 19, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: Pride Business Development Holdings, Inc.

Gentlemen:

We have read Item 4.01 of Pride Business Development Holdings, Inc.'s Form 8-K dated January 15, 2007 and agree with the statements therein concerning L. L. Bradford & Company, LLC.

L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC